            As filed with the Securities and Exchange Commission on June 5, 1996
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             PHOTON DYNAMICS, INC.
            (Exact name of registrant as specified in its charter)

                    CALIFORNIA                  94-3007502
      (State or other jurisdiction of        (I.R.S. Employer
       incorporation or organization)       Identification No.)

                            1504 McCarthy Boulevard
                           San Jose, California 95035
           (Address of Principal Executive Office Including Zip Code)

                             PHOTON DYNAMICS, INC.
                             1987 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                           (Full titles of the plans)

                                Howard M. Bailey
                            Chief Financial Officer
                             Photon Dynamics, Inc.
                            1504 McCarthy Boulevard
                           San Jose, California 95035
                    (Name and address of agent for service)

                                 (408) 433-3922
         (Telephone number, including area code, of agent for service)

- ------------------------------------------------------------------------------------------------------------------------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Proposed maximum         Proposed maximum
Title of securities            Amount to be         offering price per        aggregate offering         Amount of
  to be registered              registered              share (1)                  price (1)          registration fee

- ------------------------------------------------------------------------------------------------------------------------------------

Common Stock                    1,118,821               $9.75                    $10,908,505              $3,762
- ------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933.




                              Page 1 of 9 Pages.
                       Exhibit Index Located at Page 8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

      There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

      1. The Registrant's Prospectus, dated November 15, 1995, and filed with the Commission on November 17, 1995 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); and

      2. The description of the Registrant's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A filed with the Commission on November 14, 1995, as amended thereafter.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.


Item 4.  Description of Securities.
         --------------------------

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

      None.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

      The indemnification and liabiliy of the Company's directors and officers will be governed by California law.

      Section 317 of the California Corporations Code authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the

Securities Act of 1933, as amended (the "Securities Act"). The Company's Amended and Restated Articles of Incorporation (Exhibit 4.1 hereto), and Bylaws, as amended (Exhibit 4.2 hereto), provide for indemnification of its directors and officers to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with its directors and officers. The Underwriting Agreement provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Act or otherwise. The First Amended and Restated Investor Rights Agreement entered into by the Company and certain holders (the "Holders") of its Common and Preferred Stock, provides for cross-indemnification of the Holders and of the Company, its officers and directors for certain liabilities arising under the Securities Act or otherwise.

   The registrant intends to obtain prior to the effective date of the Registration Statement a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

      Not applicable.


Item 8.  Exhibits.
         ---------


Exhibit No.  Description
===========  ===========

   4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Commission File No. 33-98232-LA).

   4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

   5.1   Opinion of Morrison & Foerster.

  23.1   Consent of Counsel (included in Exhibit 5.1).

  23.2   Consent of Ernst & Young LLP, Independent Auditors (see page II-6).

  24.1   Powers of Attorney (see pages II-4 and II-5).



Item 9.  Undertakings.
         -------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES
                                    ----------

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Photon Dynamics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, California, on June 5, 1996.

                                  PHOTON DYNAMICS, INC.


                                  By     /s/ Howard M. Bailey
                                     ---------------------------------
                                             Howard M. Bailey
                                          Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

      Each person whose signature appears below constitutes and appoints Howard
M. Bailey and Francois J. Henley, and each of them, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   CAPACITY                    DATE
- -----------------------------   ---------------------------------   -------------
    /s/ Howard M. Bailey
- -----------------------------  Chief Executive Officer             June 4, 1996
       Howard M. Bailey        (Principal Executive Officer)

    /s/ Howard M. Bailey
- -----------------------------  Chief Financial Officer and         June 4, 1996
       Howard M. Bailey        Secretary
                               (Principal Financial Officer)
    /s/ Francois J. Henley
- -----------------------------  Chief Technology Officer and        June 4, 1996
      Francois J. Henley       Director

    /s/ E. Floyd Kvamme
- -----------------------------  Chairman of the Board               May 31, 1996
        E. Floyd Kvamme

    /s/  Barry L. Cox
- -----------------------------  Director                            June 4, 1996
         Barry L. Cox

     /s/ Michael J. Kim
- -----------------------------  Director                            June 3, 1996
         Michael J. Kim

    /s/ Steven M. Krausz
- -----------------------------  Director                            May 31, 1996
        Steven M. Krausz


SIGNATURE                                  CAPACITY                    DATE
- -----------------------------   --------------------------------   -------------
   /s/ Malcolm Thompson
- -----------------------------   Director                           May 31, 1996
       Malcolm Thompson


                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan of our report dated October 11, 1995, except as to Reverse Stock Split under Note 1 as to which the date is November 13, 1995, with respect to the consolidated financial statements of Photon Dynamics, Inc., for the years ended September 30, 1995 and 1994, included in the Company's Registration Statement (Form SB-2 No. 33-98232-LA), filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Jose, California
June 5, 1996

                               INDEX TO EXHIBITS
                               -----------------


Exhibit                                                                              Sequentially
Number       Document                                                                Numbered Page
======       ========                                                                =============
   4.1       Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2
             (Commission File No. 33-98232-LA) which became effective on
             November 15, 1995 (the "Registration Statement")).

   4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement).

   5.1       Opinion of Morrison & Foerster.

  23.1       Consent of Counsel (included in Exhibit 5.1).

  23.2       Consent of Ernst & Young LLP, Independent Accountants (see pg. II-6).

  24.1       Powers of Attorney (see pages II-3 and II-4).

                                      II-7